SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                    ________________________________________

                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    ________________________________________


                           IRWIN FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 INDIANA                                 35-1286807
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

          500 WASHINGTON STREET                            47201
            COLUMBUS, INDIANA                            (Zip Code)
(Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. | |

     Securities to be Registered Pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered:                   Each Class is to be Registered:
        -------------------                    ------------------------------
           Common Shares                          New York Stock Exchange
  Preferred Share Purchase Rights                 New York Stock Exchange

     Securities to be Registered Pursuant to Section 12(g) of the Act:  NONE


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common shares and the associated preferred share purchase rights is hereby incorporated by reference to the Irwin Financial Corporation Registration Statement on Form S-1 (Registration No. 333-68586) as filed with the Securities and Exchange Commission on September 18, 2001.

ITEM 2.  EXHIBITS.

     All exhibits required by Instruction to Item 2 will be provided to the New York Stock Exchange.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   IRWIN FINANCIAL CORPORATION


                                                   By: /s/ Gregory F. Ehlinger
                                                       -------------------------
                                                       Gregory F. Ehlinger
                                                       Senior Vice President and
                                                       Chief Financial Officer
Dated:   September 19, 2001

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